United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(13,881,150)
Realized Trading Gain (Loss) on Swaps	(11,343,442)
Unrealized Gain (Loss) on Market Value of Futures	(3,407,700)
Unrealized Gain (Loss) on Market Value of Swaps	5,171,546
Dividend Income	10,559
Interest Income	13,837
ETF Transaction Fees	21,000
Total Income (Loss)	$(23,415,350)

Expenses
General Partner Management Fees	$467,986
Brokerage Commissions	168,980
Tax Reporting Fees	122,977
Audit Fees	13,589
NYMEX License Fee	11,700
Non-interested Directors' Fees and Expenses	10,166
Prepaid Insurance Expense	7,403
Legal Fees	3,663
Total Expenses	$806,464
Net Income (Loss)	$(24,221,814)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/13	$902,164,382
Additions (11,900,000 Units)	225,532,912
Withdrawals (10,400,000 Units)	(204,610,296)
Net Income (Loss)	(24,221,814)

Net Asset Value End of Month	$898,865,184
Net Asset Value Per Unit (49,266,476 Units)	$18.24

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612